                                                                    EXHIBIT 99.1

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                         NEXT LEVEL COMMUNICATIONS, INC.





                                CREDIT AGREEMENT
                         (Multi-Draw Term Loan Facility)


                            Dated as of May 16, 2001




                                   $60,000,000




                                 MOTOROLA, INC.,
                                    as Lender


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
                                TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.


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Section 1.  Definitions and Accounting Matters.............................................. 1

        1.01  Certain Defined Terms......................................................... 1
        1.02  Accounting Terms and Determinations...........................................10
        1.03  Types of Loans................................................................11

Section 2.  Commitment, Loans and Prepayments...............................................11

        2.01  Loans.........................................................................11
        2.02  Borrowings of Loans...........................................................12
        2.03  Changes of Commitment.........................................................12
        2.04  Commitment Fee................................................................12
        2.05  Lending Offices...............................................................12
        2.06  Evidence of Debt..............................................................12
        2.07  Optional Prepayments and Conversions or Continuations of Loans................13
        2.08  Mandatory Prepayments and Reductions of Commitment............................13
        2.09  Warrants......................................................................14

Section 3.  Payments of Principal and Interest..............................................15

        3.01  Repayment of Loans............................................................15
        3.02  Interest......................................................................16

Section 4.  Payments; Pro Rata Treatment; Computations; Etc.................................16

        4.01  Payments......................................................................16
        4.02  Computations..................................................................17
        4.03  Minimum Amounts...............................................................17
        4.04  Certain Notices...............................................................17
        4.05  Right of Offset...............................................................18

Section 5.  Yield Protection, Etc...........................................................19

        5.01  Additional Costs..............................................................19
        5.02  Limitation on Types of Loans..................................................20
        5.03  Illegality....................................................................21
        5.04  Treatment of Affected Loans...................................................21
        5.05  Compensation..................................................................21


                                Credit Agreement

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Section 6.  Conditions Precedent........................................................21

        6.01  Effective Date............................................................21
        6.02  Initial and Subsequent Loans..............................................23
        6.03  Subsequent Loans..........................................................23

Section 7.  Representations and Warranties..............................................23
        7.01  Corporate Existence.......................................................23
        7.02  Financial Condition.......................................................24
        7.03  Litigation................................................................24
        7.04  No Breach.................................................................24
        7.05  Action....................................................................24
        7.06  Approvals.................................................................25
        7.07  Use of Credit.............................................................25
        7.08  ERISA.....................................................................25
        7.09  Taxes.....................................................................25
        7.10  Investment Company Act....................................................25
        7.11  Public Utility Holding Company Act........................................25
        7.12  Environmental Matters.....................................................25
        7.13  Subsidiaries, Etc.........................................................25
        7.14  Title to Assets...........................................................26
        7.15  Capitalization............................................................26
        7.16  Material Agreements and Liens.............................................26

Section 8.  Covenants of the Borrower...................................................26

        8.01  Financial Statements, Etc.................................................26
        8.02  Existence, Etc............................................................28
        8.03  Insurance.................................................................29
        8.04  Prohibition of Fundamental Changes........................................29
        8.05  Limitation on Liens.......................................................30
        8.06  Limitation on Sales and Leasebacks........................................31
        8.07  Net Worth.................................................................32
        8.08  Use of Proceeds...........................................................32
        8.09  Indebtedness..............................................................32
        8.10  Investments...............................................................32
        8.11  Dividends.................................................................33
        8.12  Capital Expenditures......................................................33

Section 9.  Events of Default ..........................................................33


Section 10.  Miscellaneous .............................................................35


                                Credit Agreement


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                                     -iii-


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        10.01  Waiver.......................................................................35
        10.02  Notices......................................................................35
        10.03  Expenses, Etc................................................................36
        10.04  Amendments, Etc..............................................................36
        10.05  Successors and Assigns.......................................................37
        10.06  Assignments..................................................................37
        10.07  Survival.....................................................................37
        10.08  Captions.....................................................................37
        10.09  Counterparts.................................................................37
        10.10  Governing Law; Submission to Jurisdiction....................................37
        10.11  Waiver of Jury Trial.........................................................38
        10.12  Agreements Superseded........................................................38
        10.13  Severability.................................................................38


SCHEDULE 1  - Disclosure Schedule

EXHIBIT A   - Form of Note
EXHIBIT B   - Form of Security Agreement
EXHIBIT C   - Forms of Warrants
EXHIBIT D   - Form of Registration Rights Agreement
EXHIBIT E-1 - Form of Opinion of Counsel to the Borrower
EXHIBIT E-2 - Form of Opinion of Special Counsel to the Borrower
EXHIBIT E-3 - Form of Opinion of Counsel to the Borrower -- Warrants
EXHIBIT E-4 - Form of Opinion of Special Counsel to the Borrower -- Warrants


                                Credit Agreement

               CREDIT AGREEMENT dated as of May 16, 2001 between:

                      NEXT LEVEL COMMUNICATIONS, INC., a corporation duly
               organized and validly existing under the laws of the State of Delaware (the "Borrower"); and

                      MOTOROLA, INC., a corporation duly organized and validly
               existing under the laws of the State of Delaware (the "Lender").

               The Borrower has requested that the Lender make loans to it in an aggregate principal amount not exceeding $60,000,000. The Lender is prepared to make such loans upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

               Section 1. Definitions and Accounting Matters.

               1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

               "Agreement" shall mean this Credit Agreement, as from time to time amended, supplemented, or otherwise modified.

               "Attributable Debt" shall mean, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at a rate per annum of 10% compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

               "Backup Administrative Agent" shall mean the "Administrative Agent" under the Backup Credit Agreement.

               "Backup Credit Agreement" shall mean the Third Amended and Restated Credit Agreement (364 Day Facility) dated as of September 8, 1998, as further amended and restated pursuant to a Fourth Amended and Restated Credit Agreement (364 Day Facility) dated as of September 7, 1999 and a Fifth Amended and Restated Credit Agreement (364 Day Facility) dated as of September 6, 2000 between Motorola, Inc., Motorola Credit Corporation, the banks party thereto and The Chase Manhattan Bank, as administrative agent thereunder, as amended from time to time, and any successor agreement.


                                Credit Agreement

               "Backup Lender" shall mean a "Lender" under the Backup Credit Agreement.

               "Backup Loans" shall mean "Eurodollar Loans" under the Backup Credit Agreement corresponding in amount and duration to Eurodollar Loans hereunder.

               "Backup Majority Lenders" shall mean the "Majority Lenders" under the Backup Credit Agreement.

               "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

               "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

               "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

               "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

               "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York, New York or San Francisco, California and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Continuation or Conversion of or into, or an Interest Period for, a Eurodollar Loan, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

               "Capital Expenditures" shall mean, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower or any of its consolidated Subsidiaries to acquire or to construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs in the ordinary course) during any such period computed in accordance with GAAP.

               "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.


                                Credit Agreement

               "Change in Control" shall mean Motorola, Inc.'s direct stock ownership in the Borrower falling below fifty percent (50%) and/or Motorola, Inc.'s accounting treatment for its investment in the Borrower changing to the equity method of accounting.

               "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               "Commitment" shall mean, as to the Lender, the obligation of the Lender to make Loans pursuant to Section 2.01 hereof in an aggregate principal amount at any one time outstanding up to but not exceeding Sixty Million Dollars ($60,000,000) (as the same may at any time or from time to time be reduced pursuant to Section 2.03, 2.08 or 10.06(b) hereof).

               "Continue", "Continuation" and "Continued" refer to the continuation pursuant to Section 2.07 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period for such Loan.

               "Convert", "Conversion" and "Converted" refer to a conversion pursuant to Section 2.07 hereof of one Type of Loans into another Type of Loans.

               "Debt" shall mean Indebtedness evidenced by loan or credit agreements, notes, bonds, debentures or similar evidences of indebtedness for borrowed money.

               "Debt Issuance" shall mean (i) the issuance or Guarantee by the Borrower or any of its Subsidiaries after the Effective Date of any Debt securities in a capital markets transaction, whether in a public offering or private placement (but excluding any of the foregoing issued in connection with any extension, renewal or refinancing of any Debt securities to the extent that such newly issued or Guaranteed Debt securities do not exceed the amount of the Debt securities being extended, renewed or refinanced) or (ii) the borrowing of Debt with respect to an agreement entered into after the Effective Date.

               "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

               "Disposition" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any other Person.

               "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Borrower or any of the Borrower's Subsidiaries or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount is calculated with reference to the fair market or equity value of the Borrower or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Borrower or any of the Borrower's Subsidiaries.

                                Credit Agreement

               "Dollars" and "$" shall mean lawful money of the United States of America.

               "Effective Date" shall mean the date upon which the conditions set forth in Section 6.01 hereof shall have been satisfied (or waived in accordance with Section 10.04 hereof).

               "Environmental Laws" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

               "Equity Issuance" shall mean (a) any issuance or sale by the Borrower or any of its Subsidiaries after the Effective Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock (other than the Warrants or any warrants or options issued to directors, officers or employees of the Borrower or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Borrower issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or any of its Subsidiaries or (b) the receipt by the Borrower or any of its Subsidiaries after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Borrower to the Borrower or any Wholly Owned Subsidiary of the Borrower, or (y) any capital contribution by the Borrower or any Wholly Owned Subsidiary of the Borrower to any Subsidiary of the Borrower.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

               "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) appearing on the "BBAM" display page on the Bloomberg service (or such other page as may replace that page in that service) at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such

                                Credit Agreement

Loan as the London Interbank Offered Rate for Dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more.

               "Eurodollar Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this
Section 1.01.

               "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Lender to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

               "Event of Default" shall have the meaning assigned to such term in Section 9 hereof.

               "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

               "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

               "Governmental Person" shall mean any national (Federal or foreign), state or local government, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, agency, body or entity.

               "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

               "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt

                                Credit Agreement
securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person (other than import letters of credit and import banker's acceptances arising in the ordinary course of such Person's business); (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

               "Interest Period" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 4.04 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:
(i) if any Interest Period for any Loan would otherwise end after the Maturity Date, such Interest Period shall not be available hereunder; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and
(iii) notwithstanding clauses (i) and (ii) above, no Interest Period for any Eurodollar Loan shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Interest Period shall not be available hereunder.

               "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

               "Inventory" shall mean all raw materials, work-in-process and finished products from time to time manufactured or consumed by the Borrower or any Subsidiary in the ordinary course of business.

               "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale);
(b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance,

                                Credit Agreement
loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

               "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

               "Loan Documents" shall mean this Agreement, the Note, the Security Agreement and any financing statements relating thereto, the Warrants, the Registration Rights Agreement and any other documents delivered by the Borrower pursuant to this Agreement.

               "Loans" shall mean the loans provided for by Section 2.01 hereof, which may be Base Rate Loans and/or Eurodollar Loans.

               "Margin Stock" shall mean "margin stock" within the meaning of Regulations U and X.

               "Material Adverse Effect" shall mean a material adverse effect on
(a) the financial condition of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents.

               "Maturity Date" shall mean May 16, 2003, provided that, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

               "Moody's" shall mean Moody's Investors Service, Inc.

               "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

               "Net Cash Proceeds" shall mean:

                (a) in the case of any Disposition of any Property, the aggregate amount of all cash payments received by the Borrower and its Subsidiaries directly or indirectly in connection with such Disposition (including, without limitation, cash resulting from the sale of non-cash consideration); provided that Net Cash Proceeds shall be net of the amount of any commissions and other fees and expenses paid by the Borrower and its Subsidiaries in connection with such Disposition and any foreign, Federal, state and local

                                Credit Agreement
        income or other taxes estimated in good faith by the Borrower to be payable by the Borrower and its Subsidiaries as a result of such Disposition; and

                (b) in the case of any Equity Issuance or Debt Issuance, the aggregate amount of all cash received by the Borrower and its Subsidiaries in respect of such Equity Issuance or Debt Issuance, net of reasonable fees and expenses incurred by the Borrower and its Subsidiaries in connection therewith.

               "Net Worth" shall mean, as at any date, the amount of total stockholders' equity for the Borrower and its consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP).

               "Notes" shall mean any promissory notes executed and delivered pursuant to Section 2.06(c) hereof.

               "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any of its agencies, or obligations guaranteed as to principal and interest by the United States of America, or of any of its agencies, in either case maturing not more than 90 days from the date of acquisition of such obligation; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition; and
(c) commercial paper rated A-1 or P-1 by Standard & Poor's or Moody's, respectively, maturing not more than 90 days from the date of acquisition.

               "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

               "Plan" shall mean an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

               "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to 2% plus the Base Rate as in effect from time to time (provided that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of such Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate provided for above in this definition).



                                Credit Agreement

               "Prime Rate" shall mean the prime rate of interest from time to time published in the Wall Street Journal (midwest edition).

               "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

               "Quarterly Dates" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the Quarterly Date falling on or nearest to June 30, 2001.

               "Receivables" shall mean all accounts receivable of the Borrower or any Subsidiary arising out of the sale of Inventory, or the provision of services, in the ordinary course of business.

               "Refinancing Indebtedness" shall mean any Indebtedness the proceeds of which are used to prepay the Loans and reduce the Commitment in accordance with clauses (i) and (ii) of Section 2.08(c).

               "Registration Rights Agreement" shall mean a Registration Rights Agreement, substantially in the form of Exhibit D, executed by the Borrower and the Lender.

               "Regulations A, D, U and X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

               "Regulatory Change" shall mean, with respect to any Backup Lender, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including any such bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

               "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Rate for Eurodollar Loans is to be determined as provided in the definition of "Eurodollar Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.



                                Credit Agreement

               "SEC" shall mean the Securities and Exchange Commission or any governmental authority succeeding to its principal functions.

               "Security Agreement" shall mean a Security Agreement, in substantially the form of Exhibit B, executed by the Borrower in favor of the Lender.

               "Special Counsel" shall mean Arnold & Porter, special California and New York counsel to the Lender.

               "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc.

               "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

               "Tax Sharing Agreement" shall mean the Tax Allocation and Sharing Agreement between Motorola, Inc. and the Borrower.

               "Type" shall have the meaning assigned to such term in Section
1.03 hereof.

               "Warrants" shall mean the Warrants, in substantially the form of Exhibit C, executed by the Borrower in favor of the Lender.

               "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation or other similar legal entity, directors' qualifying shares or shares held by residents of the jurisdiction in which such corporation or other similar legal entity is organized as required by the law of such jurisdiction) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

               1.02 Accounting Terms and Determinations.

               (a) Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall (unless otherwise disclosed to the Lender in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest

                                Credit Agreement
financial statements furnished to the Lender hereunder (which, prior to the delivery of the first financial statements under Section 8.01 hereof, shall mean the audited financial statements as at, and for the fiscal year ended, December 31, 2000 referred to in Section 7.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lender pursuant to Section 8.01 hereof (or, prior to the delivery of the first financial statements under Section 8.01 hereof, used in the preparation of the audited financial statements as at December 31, 2000 referred to in Section
7.02 hereof) unless

                (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or

                (ii) the Lender shall so object in writing within 30 days after delivery of such financial statements,

in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the audited financial statements as at, and for the fiscal year ended, December 31, 2000 referred to in Section 7.02 hereof).

               (b) Statements of Variations. The Borrower shall deliver to the Lender at the same time as the delivery of any annual or quarterly financial statement under Section 8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

               1.03 Types of Loans. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

               Section 2. Commitment, Loans and Prepayments.

               2.01 Loans. The Lender agrees, on the terms and conditions of this Agreement, to make one or more term loans to the Borrower in Dollars on or before the day immediately preceding the Maturity Date in an aggregate principal amount up to but not exceeding the amount of the Commitment of the Lender. Thereafter the Borrower may Convert Loans of one Type into Loans of another Type (as provided in Section 2.07 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2.07 hereof). Amounts prepaid or repaid in respect of Loans may not be reborrowed. No more than six separate borrowings may

                                Credit Agreement
be made hereunder and no more than six separate Interest Periods in respect of Eurodollar Loans from the Lender may be outstanding at any one time.

               2.02 Borrowings of Loans. The Borrower shall give the Lender notice of each borrowing hereunder as provided in Section 4.04 hereof. Not later than 1:00 p.m. Chicago, Illinois time on the date specified for each borrowing of Loans hereunder, the Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower.

               2.03 Changes of Commitment.

               (a) Mandatory Reduction. The unused amount of the Commitment shall be automatically reduced to zero on the Maturity Date.

               (b) Voluntary Reduction or Termination. The Borrower shall have the right at any time or from time to time (i) to terminate the Commitment and
(ii) to reduce the unused amount of the Commitment; provided that (x) the Borrower shall give notice of each such termination or reduction as provided in
Section 4.04 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 (or a larger multiple of $1,000,000).

               (c) No Reinstatement. The Commitment once terminated or reduced may not be reinstated.

               2.04 Commitment Fee. The Borrower shall pay to the Lender a commitment fee on the daily average unused amount of the Commitment for the period from and including the date hereof to but not including the earlier of the date such Commitment is terminated and the Maturity Date, at a rate per annum equal to 0.25%. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the Commitment is terminated and the Maturity Date.

               2.05 Lending Offices. The Loans of each Type made by the Lender shall be made and maintained at the Lender's office indicated in Section 10.02.

               2.06 Evidence of Debt.

               (a) Maintenance of Records by Lender. The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Loan made by the Lender, including the amount of each Loan made hereunder and Type thereof and the Interest Period applicable thereto, the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder and the amounts of principal and interest paid to the Lender from time to time hereunder.

               (b) Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (a) of this Section 2.06 shall be prima facie evidence of the existence and amounts of

                                Credit Agreement
the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay its Loans in accordance with the terms of this Agreement.

               (c) Promissory Notes. The Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to the Lender a promissory note payable to the order of the Lender in the form of Exhibit A hereto.

               2.07 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.03 hereof, the Borrower shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or to Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that (a) the Borrower shall give the Lender notice of each such prepayment, Conversion or Continuation as provided in Section 4.04 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder), (b) any prepayment or Conversion of Eurodollar Loans other than on the last day of an Interest Period therefor shall be accompanied by payment of any amount required to be reimbursed under Section 5.05 hereof and (c) any Conversion into or Continuation of Eurodollar Loans shall be subject to the provisions of the last sentence of
Section 2.01 hereof. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lender under Section 9 hereof, if any Event of Default has occurred and is continuing and the Lender so notifies the Borrower, then, so long as an Event of Default is continuing (i) the right of the Borrower to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, shall be suspended and (ii) all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) into, or Continued as, as the case may be, Base Rate Loans.

               2.08 Mandatory Prepayments and Reductions of Commitment.

               (a) Equity or Debt Issuance; Sale of Assets. Upon any Equity Issuance or Debt Issuance, and upon any Disposition of any Property other than any Property sold pursuant to clauses (i) and (ii) of Section 8.04, the Borrower shall prepay the Loans, and/or the unused Commitment shall be subject to automatic reduction, in an aggregate amount of the Net Cash Proceeds thereof as described below, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in paragraph (c) of this Section 2.08. The first $25,000,000 of proceeds described in the preceding sentence may be retained by the Borrower; the next $25,000,000 (between $25,000,000 and $50,000,000) of such proceeds will be divided at least one-third to repay the Borrower's obligations under the Tax Sharing Agreement (to the extent of such obligations and if such proceeds arise from an Equity Issuance or Debt Issuance and, when such obligations have been repaid in full or if such proceeds arise from a Disposition of Property, to prepay the Loans and reduce the Commitment) and the balance may be retained by the Borrower; the next $25,000,000 of such proceeds (between $50,000,000 and $75,000,000) will be divided at least one-half to repay the Borrower's obligations under the Tax Sharing Agreement (to the extent of such obligations and if such proceeds arise from an Equity Issuance or Debt Issuance and, when such obligations have been repaid in full or if such proceeds arise

                                Credit Agreement
from a Disposition of Property, to prepay the Loans and reduce the Commitment), and the balance may be retained by the Borrower; amounts of such proceeds in excess of $75,000,000 will be used 100% first to repay the Borrower's obligations under the Tax Sharing Agreement (to the extent of such obligations) and then to repay the Loans and reduce the Commitment. For avoidance of doubt, the allocations described above shall be applied on a cumulative basis over the term of this Agreement. The prepayment(s) described above with respect to a Disposition of Property shall be made upon the consummation of such Disposition (to the extent of the Net Cash Proceeds received upon such consummation) and thereafter as and when any additional Net Cash Proceeds with respect to such Disposition shall be received.

               (b) Change in Control. Upon any Change in Control, the Borrower shall prepay the Loans in their entirety and the Commitment shall be terminated.

               (c) Application. Prepayments and/or reductions of the Commitment described in paragraph (a) of this Section 2.08 shall be applied (i) if such prepayment and/or reduction of the Commitment is required to be made at a time when there is any unused Commitment, to reduce the amount of the Commitment (in which case the Borrower may retain the proceeds of the Equity Issuance, the Debt Issuance or Disposition of Property in respect of which such reduction is made to the extent of such reduction) and, after the unused Commitment shall have been reduced to zero, to prepay the Loans, and (ii) if such prepayment and/or reduction of the Commitment is required to be made after the Commitment has terminated or been fully utilized, to prepay the Loans.

               (d) Refinancing. The Borrower will use commercially reasonable efforts to refinance the Loans as promptly as practicable.

               2.09 Warrants. The Lender agrees that the Warrants shall become exercisable on the terms set forth below:

                (a) concurrently with the Effective Date, Warrants 001 and 002, each for 750,000 shares of common stock of the Borrower, shall become exercisable;

                (b) concurrently with the aggregate principal amount of Loans equaling or exceeding $20,000,000, Warrant 003 for an additional 750,000 shares of common stock of the Borrower shall become exercisable;

                (c) concurrently with the aggregate principal amount of Loans equaling or exceeding $30,000,000, Warrant 004 for an additional 750,000 shares of common stock of the Borrower shall become exercisable;

                (d) concurrently with the aggregate principal amount of Loans equaling or exceeding $40,000,000, Warrant 005 for an additional 750,000 shares of common stock of the Borrower shall become exercisable;



                                Credit Agreement

                (e) concurrently with the aggregate principal amount of Loans equaling or exceeding $50,000,000, Warrant 006 for an additional 750,000 shares of common stock of the Borrower shall become exercisable;

                (f) regardless of whether Warrants 003-006 have become exercisable, Warrant 007 for an additional 1,000,000 shares of common stock of the Borrower shall become exercisable unless, prior to one year after the Effective Date, the Loans and all other obligations under the Loan Documents shall have been repaid in full and the Commitment shall have been terminated;

                (g) regardless of whether Warrants 003-006 have become exercisable, Warrant 008 for an additional 1,000,000 shares of common stock of the Borrower shall become exercisable unless, prior to eighteen
        (18) months after the Effective Date, the Loans and all other obligations under the Loan Documents shall have been repaid in full and the Commitment shall have been terminated;

                (h) regardless of whether Warrants 003-006 have become exercisable, Warrant 009 for an additional 1,000,000 shares of common stock of the Borrower shall become exercisable unless, prior to twenty-one (21) months after the Effective Date, the Loans and all other obligations under the Loan Documents shall have been repaid in full and the Commitment shall have been terminated; and

The initial exercise price for all the Warrants shall be $7.39 per share. The Lender agrees that the Lender shall not certify the exercisability of Warrants 003-009 unless and until such Warrants have become exercisable in accordance with the foregoing provisions.

        The Lender hereby represents and warrants to the Borrower that, on the date hereof and upon the exercise of any of the Warrants, it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Lender hereby represents and warrants to the Borrower that, on the date hereof and upon the exercise of any of the Warrants, the Lender is acquiring the Warrants and any shares of common stock obtained upon exercise of the Warrants for investment for its own account and not with a view to, or for resale in connection with, any distribution. The Lender understands that the Warrants and any shares of common stock obtained upon exercise of the Warrants have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The foregoing representation and warranty shall not limit or otherwise affect in any way the rights of the Lender under the Registration Rights Agreement.

        Section 3. Payments of Principal and Interest.

        3.01 Repayment of Loans. The Borrower hereby promises to pay to the Lender the principal of each Loan made by the Lender to the Borrower, and each Loan shall mature, on the Maturity Date.



                                Credit Agreement

               3.02 Interest. The Borrower hereby promises to pay to the Lender interest on the unpaid principal amount of each Loan made by the Lender to the Borrower for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                (a) if such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus two percent (2%); and

                (b) if such Loan is a Eurodollar Loan, the Eurodollar Rate for such Loan for each Interest Period therefor plus three and one-half percent (3 1/2%).

Notwithstanding the foregoing, the Borrower hereby promises to pay to the Lender interest at the applicable Post-Default Rate on any principal of any Loan made by the Lender to the Borrower and on any other amount payable by the Borrower hereunder or under the Note, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

               Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on each Quarterly Date, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if the duration of such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give notice thereof to the Borrower.

               Section 4. Payments; Pro Rata Treatment; Computations; Etc.

               4.01 Payments.

               (a) Payments by the Borrower. Except to the extent otherwise provided herein, all payments of principal, interest, commitment fees, and other amounts to be made by the Borrower under this Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at an account in New York or Chicago designated by the Lender, not later than 1:00 p.m. Chicago, Illinois time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

               (b) Application of Payments. The Borrower shall, at the time of making each payment under this Agreement or the Note, specify to the Lender the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Lender may apply such payment in such manner as it may determine to be appropriate).



                                Credit Agreement

               (c) Extensions for Non-Business Days. If the due date of any payment under this Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

               4.02 Computations. Interest on Eurodollar Loans, and commitment fee, shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

               4.03 Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.08 hereof, and Conversions or prepayments made pursuant to
Section 5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $5,000,000 or a larger multiple of $1,000,000 (borrowings or prepayments of, or Conversions into, Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, prepayments and Conversions for purposes of the foregoing, one for each Type or Interest Period).

               4.04 Certain Notices. Notices by the Borrower to the Lender of terminations or reductions of the Commitment and of borrowings, Conversions and Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Lender not later than 10:00 a.m. Chicago, Illinois time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion or Continuation or prepayment or the first day of such Interest Period specified below:



                                Credit Agreement

                                                            Number of
                                                             Business
                         Notice                             Days Prior
                         ------                             ----------
         Termination or reduction of Commitment                 4

         Borrowing or prepayment of Base Rate                   1
         Loans

         Borrowing or prepayment of,                            4
         Conversion into, Continuation as, or
         duration of Interest Period for,
         Eurodollar Loans; or Conversion into
         Base Rate Loans


Each such notice of termination or reduction shall specify the amount of the Commitment to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.03) and Type of each Loan to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loan to result from such Conversion) and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate.


               In the event that the Borrower fails to select the Type of a Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.04, such Loan (if outstanding as a Eurodollar Loan) will be automatically Continued as a Eurodollar Loan with an Interest Period of one month or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

               4.05 Right of Offset.

               (a) Right of Offset. The Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim the Lender may otherwise have, the Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of the Lender's Loans or any other amount payable to the Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness is then due to the Borrower), in which case it shall promptly notify the Borrower thereof, provided that the Lender's failure to give such notice shall not affect the validity thereof.

               (b) No Requirement to Offset. Nothing contained herein shall require the Lender to exercise any such right or shall affect the right of the Lender to exercise, and retain the

                                Credit Agreement
benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

               Section 5. Yield Protection, Etc.

               5.01 Additional Costs.

               (a) The Borrower shall pay (but without duplication) directly to the Lender from time to time such amounts as the Lender may determine to be necessary to compensate the Lender for any costs that the Backup Majority Lenders determine are attributable to their making or maintaining of any Backup Loans or their obligation to make any Backup Loans, or any reduction in any amount receivable by Backup Majority Lenders in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

                (i) shall subject the Backup Majority Lenders to any tax, duty or other charge in respect of such Backup Loans or changes the basis of taxation of any amounts payable to the Backup Majority Lenders in respect of any of such Backup Loans (excluding changes in the rate of tax on the overall net income of the Backup Majority Lenders by the jurisdictions in which they have their respective principal office); or

                (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for any Interest Period for any
        Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Backup Majority Lenders, or any commitment of the Backup Majority Lenders; or

                (iii) imposes any other condition affecting the Backup Credit Agreement or their commitments thereunder.

If the Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to the Lender, suspend the obligation of the Lender thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section
5.04 hereof shall be applicable), provided that such suspension shall not affect the right of the Lender to receive the compensation so requested.

               (b) Capital Costs. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to the Lender from time to time on request such amounts as the Lender may determine to be necessary to compensate the Lender for any costs that it determines are attributable to the maintenance by the Backup Majority Lenders (or their bank holding companies), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the

                                Credit Agreement
failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Backup Loans or commitments with respect thereto (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of the Lender to a level below that which the Backup Majority Lenders could have achieved but for such law, regulation, interpretation, directive or request).

               (c) Notification and Certification. The Lender shall notify the Borrower of any event occurring after the date hereof entitling the Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 10 days, after the Lender obtains actual knowledge thereof from the Backup Majority Lenders or the Backup Administrative Agent on their behalf; provided that (i) if the Lender fails so to give such notice within 10 days, the Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 55 days prior to the date that the Lender does give such notice. The Lender will furnish to the Borrower a certificate setting forth the basis and amount of each request by the Lender for compensation under paragraph (a) or
(b) of this Section 5.01. Determinations and allocations by the Backup Majority Lenders for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on their costs or rate of return of maintaining Backup Loans or their obligation to make Backup Loans, or on amounts receivable by them in respect of Backup Loans, and of the amounts required to compensate the Lender under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

               5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period pursuant to clause (b) of the definition of "Eurodollar Base Rate" in Section 1.01 hereof:

                (a) the Backup Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in clause (b) of the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

                (b) the Backup Majority Lenders determine, which determination shall be conclusive, and notify the Lender that the relevant rates of interest referred to in clause (b) of the definition of "Eurodollar Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to the Backup Majority Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Lender shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Lender shall be under no obligation to make additional Eurodollar Loans, to Convert Base Rate Loans into Eurodollar Loans, or to Continue Eurodollar Loans.



                                Credit Agreement

               5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Backup Majority Lenders to honor their obligation to make or maintain Backup Loans hereunder, then the Lender shall promptly notify the Borrower thereof and the Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as the Backup Majority Lenders may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

               5.04 Treatment of Affected Loans. If the obligation of the Lender to make Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, then, unless and until the Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such suspension no longer exist, all Loans that would otherwise be made by the Lender as Eurodollar Loans shall be made instead as Base Rate Loans.

               5.05 Compensation. The Borrower shall pay to the Lender such amount or amounts as shall be sufficient (in the reasonable opinion of the Lender) to compensate it for any loss, cost or expense that the Lender reasonably determines is attributable to:

                (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by the Lender to the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of an Interest Period for such Loan; or

                (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Eurodollar Loan from the Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow on the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the rate on the BBAM display page on the Bloomberg service as described in the definition of "Eurodollar Base Rate" in Section 1.01 hereof).

               Section 6. Conditions Precedent.

               6.01 Effective Date. The effectiveness of the obligation of the Lender to make Loans hereunder is subject to the condition precedent that the Lender shall have received on or before May 16, 2001 the following documents, each of which shall be satisfactory to the Lender in form and substance:



                                Credit Agreement

                (a) Corporate Documents. Certified copies of the charter and by-laws of the Borrower and of all corporate authority for the Borrower (including, without limitation, board of director resolutions and evidence of the incumbency and specimen signature of officers) with respect to the execution, delivery and performance of this Agreement and each other document (including the Note) to be delivered by the Borrower from time to time in connection herewith and with the Loans hereunder (and the Lender may conclusively rely on such certificate of incumbency until it receives notice in writing from the Borrower to the contrary).

                (b) Delivery of Note. A Note, if the Lender shall have requested the same pursuant to Section 2.06(c) hereof, appropriately completed and duly executed by the Borrower.

                (c) Delivery of Security Agreement. The Security Agreement, duly executed and delivered by the Borrower and the Lender, and the certificates identified in Annex 1 to the Security Agreement accompanied by undated stock powers executed in blank. In addition, the Borrower shall have taken such other action (including delivering to the Lender, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Security Agreement shall specify or the Lender shall have requested in order to create, perfect and establish the priority of the Liens granted by the Security Agreement.

                (d) Delivery of Warrants. The Warrants, duly executed and delivered by the Borrower.

                (e) Delivery of Registration Rights Agreement. The Registration Rights Agreement, duly executed and delivered by the Borrower and the Lender.

                (f) Opinion of Counsel to the Borrower. The Lender shall have received an opinion, dated the Effective Date and addressed to the Lender, from (i) Keith Zar, General Counsel of the Borrower substantially in the form of Exhibit E-1 hereto, (ii) Latham & Watkins, special counsel to the Borrower, substantially in the form of Exhibit E-2 hereto, (iii) Keith Zar, General Counsel of the Borrower substantially in the form of Exhibit E-3 hereto, concerning the Warrants and the Registration Rights Agreement and (iv) Latham & Watkins, special counsel to the Borrower, substantially in the form of Exhibit E-4 hereto, concerning the Warrants and the Registration Rights Agreement. The Borrower hereby instructs such counsel to deliver said opinions to the Lender hereunder.

                (g) Expenses. The Borrower shall have paid such fees and expenses as it shall have agreed to pay to the Lender in connection herewith, including, without limitation, the reasonable fees and expenses of Special Counsel in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents (to the extent that statements for such fees and expenses have been delivered to the Borrower).



                                Credit Agreement

                (h) Other Documents. Such other documents as the Lender or Special Counsel may reasonably request.

               6.02 Initial and Subsequent Loans. The obligation of the Lender to make any Loan (including the Lender's initial Loan) to the Borrower upon the occasion of each borrowing hereunder is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

                (a) no Default or Event of Default shall have occurred and be continuing; and

                (b) the representations and warranties made by the Borrower in
        Section 7 hereof shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice of borrowing by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and as of the date of such borrowing).

               6.03 Subsequent Loans. The obligation of the Lender to make the next Loan to the Borrower after the Lender's initial Loan (in a principal amount not to exceed $15,000,000) is subject to the further conditions precedent that
(i) the Lender shall be satisfied with the results of its due diligence review of existing UCC-1 Financing Statements and that termination statements on Form UCC-3 shall be filed with respect to any filings that would perfect a security interest prior to that of the Lender in any material portion of the Collateral (as defined in the Security Agreement) or that the Lender may otherwise reasonably request, including, without limitation, with respect to a prior loan agreement with Bank of America, N.A. and with respect to a previously filed state tax lien, and (ii) the Borrower shall have complied with its covenant set forth in the last paragraph of Section 2.04 of the Security Agreement.

               Section 7. Representations and Warranties.

The Borrower represents and warrants to the Lender that:

               7.01 Corporate Existence. Each of the Borrower and its
Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted with, in the case of the Borrower's Subsidiaries only, such exceptions as are not reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be likely to (either individually or in the aggregate) have a Material Adverse Effect.


                                Credit Agreement

               7.02 Financial Condition. The Borrower has heretofore furnished to the Lender (i) the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2000 and the related statements of consolidated earnings, stockholders' equity and cash flows of the Borrower and its consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Deloitte & Touche LLP and (ii) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 2001 and the related unaudited statements of consolidated earnings, stockholders' equity and cash flows of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended on said date. All such financial statements present fairly, in all material respects, the financial condition of the Borrower and its consolidated Subsidiaries as at said date and the results of their operations for the fiscal year or fiscal quarter, as applicable, ended on said date (subject, in the case of such financial statements as at the end of such fiscal quarter to normal year-end audit adjustments), all in conformity with generally accepted accounting principles. Since December 31, 2000, there has been no material adverse change in the consolidated business, operations or financial condition taken as a whole of the Borrower and its consolidated Subsidiaries from that set forth in said financial statements as at said date.

               7.03 Litigation. Except as disclosed in the Borrower's Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2000, which has been delivered to the Lender prior to the date hereof, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Borrower) threatened against the Borrower or any of its Subsidiaries that, if adversely determined (either individually or in the aggregate) could reasonably be likely to have a Material Adverse Effect.

               7.04 No Breach. None of the execution and delivery of this Agreement and the other Loan Documents, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Borrower, or any applicable law or regulation, or any agreement or instrument to which the Borrower or any of its Subsidiaries is a party, or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

               7.05 Action. The Borrower has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the other Loan Documents; the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents have been duly authorized by all necessary corporate action on its part; and this Agreement and the other Loan Documents have been duly and validly executed and delivered by the Borrower and constitute, and each of the Notes when executed and delivered for value will constitute, its legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights.



                                Credit Agreement

               7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Borrower of this Agreement or the other Loan Documents or for the legality, validity or enforceability hereof or thereof, except (i) for filings in respect of the Liens created pursuant to the Security Agreement and
(ii) as described in the Registration Rights Agreement.

               7.07 Use of Credit. No part of the proceeds of the Loans hereunder will be used to buy or carry any Margin Stock.

               7.08 ERISA. Each of the Borrower and the ERISA Affiliates has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, and has no existing liability (other than to make PBGC premium payments and Plan funding payments as they fall due) to the PBGC or any Plan or Multi-Employer Plan.

               7.09 Taxes. The Borrower and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except for any such tax being contested in good faith and by proper proceedings and against which adequate reserves are being maintained. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.

               7.10 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

               7.11 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               7.12 Environmental Matters. Each of the Borrower and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect.

               7.13 Subsidiaries, Etc. Set forth in Schedule 1 hereto is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership

                                Credit Agreement
interests. Except as disclosed in Schedule 1 hereto, each of the Borrower and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 1 hereto. Except as disclosed in Schedule 1 hereto, none of the Subsidiaries of the Borrower is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or investments or the sale, assignment, transfer or other disposition of Property.

               7.14 Title to Assets. The Borrower owns good and marketable title (subject only to Liens permitted by Section 8.05) to the Properties shown to be owned in the most recent financial statements referred to in Section 7.02 (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 8.04).

               7.15 Capitalization. The authorized capital stock of the Borrower consists of 400,000,000 shares of common stock, of which approximately 85,028,029 shares have been issued and are outstanding as of May 1, 2001. Other than the shares of the Borrower's common stock issued and outstanding as of the date hereof, there are no other issued or outstanding shares of capital stock of the Borrower.

               7.16 Material Agreements and Liens. Schedule 1 contains a complete and correct list, as of the Effective Date, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described on Schedule 1. Schedule 1 also contains a complete and correct list, as of the Effective Date, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and covering any Property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described on Schedule 1.

               Section 8. Covenants of the Borrower. The Borrower covenants and agrees with the Lender that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Borrower hereunder:

               8.01 Financial Statements, Etc. The Borrower shall deliver to the
Lender:

                (a) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, statements of consolidated earnings, stockholders' equity and cash flows of the Borrower and its consolidated Subsidiaries for such period and for the period from the beginning of the

                                Credit Agreement
        respective fiscal year to the end of such period, and the related consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding periods in the preceding fiscal year (except that, in the case of such balance sheet, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Borrower, which certificate shall state that said financial statements present fairly, in all material respects, the financial condition and results of operations of the Borrower and its consolidated Subsidiaries in each case in conformity with generally accepted accounting principles as at the end of, and for, such period (subject to normal year-end audit adjustments), it being understood that delivery to the Lender of the Borrower's Report on Form 10-Q filed with the SEC shall satisfy the requirements of this Section 8.01(a) so long as the information required to be contained in such Report is substantially the same as that required under this clause (a);

                (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, statements of consolidated earnings, stockholders' equity and cash flows of the Borrower and its consolidated Subsidiaries for such fiscal year and the related consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of Deloitte & Touche LLP, which opinion shall state that said financial statements present fairly, in all material respects, the financial condition and results of operations of the Borrower and its consolidated Subsidiaries as at the end of, and for, such fiscal year in conformity with generally accepted accounting principles, it being understood that delivery to the Lender of the Borrower's Report on Form 10-K filed with the SEC shall satisfy the requirements of this Section 8.01(b) so long as the information required to be contained in such Report is substantially the same as that required under this clause (b);

                (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports on Forms 10-K, 10-Q and 8-K that the Borrower shall have filed with the SEC (to the extent not already delivered to the Lender pursuant to clauses (a) and (b) above);

                (d) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                (e) within twenty (20) days after the end of each month, a report on the Inventory and Receivables in a format to be agreed between the Borrower and the Lender;

                (f) promptly after the Borrower knows or has reason to believe that any Default has occurred, a notice of such Default (and stating that such notice is a "Notice of Default") describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto;


                                Credit Agreement

                (g) prompt notice of all legal, arbitral or investigatory proceedings, and of all proceedings by or before any Governmental Person, and any material development in respect of any such proceedings, affecting the Borrower or any of its Subsidiaries, except proceedings which could not reasonably be expected to have a Material Adverse Effect; and

                (h) from time to time such other information regarding the condition, financial or otherwise, business or prospects of the Borrower or any of its Subsidiaries as the Lender may reasonably request.

The Borrower will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Borrower to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken or proposes to take with respect thereto).

               8.02 Existence, Etc. The Borrower will, and will cause each of its Subsidiaries to:

                (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 8.02 shall prohibit any transaction expressly permitted under Section 8.04 hereof);

                (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements is reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

                (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which, in the opinion of the Borrower, adequate reserves are being maintained;

                (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, provided that, nothing in this Section 8.02(d) shall prevent the Borrower or any of its Subsidiaries from discontinuing such maintenance if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business and the business of any of its Subsidiaries and not disadvantageous in any material respect to the Lender;

                (e) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP; and

                (f) subject to U.S. Government restrictions, permit representatives of the Lender, during normal business hours and upon reasonable notice, to examine or inspect any of

                                Credit Agreement
        its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender so long as any such examination or inspection shall not unreasonably interfere with the operations of the Borrower and its Subsidiaries.

               8.03 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies (or through self-insurance programs so long as such self-insurance is administered in accordance with sound business practices), and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

               8.04 Prohibition of Fundamental Changes. Without the prior written consent of the Lender, the Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business, Investments permitted under Section 8.10, and Capital Expenditures permitted under Section 8.12. The Borrower will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including Receivables and Inventory, but excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business so long as the amount so sold in any single fiscal year by the Borrower and its Subsidiaries shall not have a net book value in excess of $5,000,000, (ii) any Inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms,
(iii) any other Property so long as the amount so sold in any single fiscal year by the Borrower and its Subsidiaries shall not have a net book value in excess of $5,000,000, and (iv) any Dispositions permitted by Section 8.06. For avoidance of doubt, the Borrower will not, nor will it permit any of its Subsidiaries to, sell, discount or factor any of its Receivables.

Notwithstanding the foregoing provisions of this Section 8.04:

               (a) any Subsidiary of the Borrower may be merged or consolidated with or into: (i) the Borrower if the Borrower shall be the continuing or surviving corporation or (ii) any Wholly Owned Subsidiary if such Wholly Owned Subsidiary shall be the continuing or surviving corporation; and

               (b) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all or its Property (upon voluntary liquidation or otherwise) to the Borrower or a Wholly Owned Subsidiary of the Borrower; and

               (c) the Borrower or any Subsidiary of the Borrower may merge or consolidate with any other Person if (i) in the case of a merger or consolidation of the Borrower, the Borrower is the surviving corporation and, in any other case, the surviving corporation is a

                                Credit Agreement

Wholly Owned Subsidiary of the Borrower, and (ii) after giving effect to such event, no Default would exist.

               8.05 Limitation on Liens. The Borrower will not itself, and will not permit any Subsidiary to, incur, issue, assume, or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

                (a) Liens created pursuant to the Security Agreement;

                (b) Liens in existence on the Effective Date and listed on
        Schedule 1;

                (c) Liens imposed by any Governmental Person for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect to such Lien are maintained on the books of the Borrower or the affected Subsidiaries, as the case may be, in accordance with GAAP;

                (d) carriers', mechanics', warehousemen's, artisan's, service, suppliers', or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent, for an amount and for a period not resulting in an Event of Default under Section 9(h);

                (e) pledges or deposits in respect of workers' compensation, unemployment insurance and other social security legislation;

                (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business

                (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject to such Lien or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries

                (h) Liens on Property of any corporation which becomes a Subsidiary of the Borrower after the Effective Date; provided that such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower and were not created in anticipation of such event;

                (i) Liens upon real or tangible personal Property acquired after the Effective Date (by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation of such event, or (B) was created solely for the purpose of

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
                                      -31-



        securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that no such Lien shall extend to or cover any Property of the Borrower or such Subsidiary other than the Property so acquired and improvements on such Property; and provided, further, that the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the Borrower) of such Property at the time it was acquired (by purchase, construction or otherwise);

                (j) additional Liens upon real or personal Property created after the Effective Date, provided that the aggregate Indebtedness secured by such Lien and incurred on and after the Effective Date shall not exceed $5,000,000 in the aggregate at any one time outstanding; and

                (k) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (a) to (j), inclusive; provided, however, that the Liens permitted under this clause (k) shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property (plus improvements on such Property).

Except for this Section 8.05 and any agreements in the Security Agreement, neither the Borrower nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon its Properties, whether now owned or hereafter acquired; provided that restrictions on the creation or assumption of any Lien upon Property being sold pursuant to any definitive agreement for the sale of such Property to which the Borrower or any of its Subsidiaries is a party are permitted if such sale of Property is permitted hereunder.

               8.06 Limitation on Sales and Leasebacks. The Borrower will not itself, and it will not permit any Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Borrower or any Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Borrower or a Subsidiary of any Property which has been or is to be sold or transferred, by the Borrower or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Property (herein referred to as a "Sale and Leaseback Transaction") unless either:

                (a) the Borrower or such Subsidiary could create Debt secured by a Lien pursuant to Section 8.05 hereof on the Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction, or

                (b) the Borrower within five (5) Business Days after the sale or transfer shall have been made by the Borrower or by a Subsidiary, applies an amount not less than the greater of (i) the net proceeds of the sale of the Property leased pursuant to such arrangement or (ii) the fair market value of the Property so leased at the time of entering into such arrangement (as determined by any two of the following: the Chairman of the Board of the Borrower, its Vice Chairman of the Board, its President, any elected Vice

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
                                      -32-



        President of the Borrower and its Treasurer) to the prepayment of Loans pursuant to Section 2.08.

               8.07 Net Worth. The Borrower will not permit its Net Worth at any time to be less than 60% of Net Worth as at March 31, 2001, excluding the effect of any marked-to-market adjustments made under FASB 115.

               8.08 Use of Proceeds. The Borrower will use the proceeds of the Loans hereunder for general corporate purposes including, without limitation, for repayment of suppliers of Inventory (in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations U and X and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder); provided that the Lender shall not have any responsibility as to the use of any of such proceeds.

               8.09 Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

                (a) Indebtedness to the Lender under the Loan Documents;

                (b) Indebtedness outstanding on the Effective Date and listed on
        Schedule 1;

                (c) Indebtedness of Subsidiaries of the Borrower to the Borrower or to other Subsidiaries of the Borrower;

                (d) Indebtedness of the Borrower and its Subsidiaries secured by Liens permitted under Section 8.05(j) up to but not exceeding $5,000,000 at any one time outstanding;

                (e) Refinancing Indebtedness; and

                (f) additional Indebtedness of the Borrower up to but not exceeding $5,000,000 at any one time outstanding.

               8.10 Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

                (a) Investments outstanding on the Effective Date and identified on Schedule 1;

                (b) operating deposit accounts with banks;

                (c) Permitted Investments;

                (d) Investments by the Borrower and its Subsidiaries in capital stock of Subsidiaries of the Borrower to the extent outstanding on the date of the financial statements of the Borrower and its consolidated Subsidiaries referred to in Section 8.02 and advances by the Borrower and its Subsidiaries to Subsidiaries of the Borrower in the ordinary course of business so long as the aggregate net amount of such advances by the

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
                                      -33-



        Borrower to its Subsidiaries as a whole shall not exceed $5,000,000 in the aggregate at any one time; and

                (e) additional Investments up to but not exceeding $5,000,000 in the aggregate.

               8.11 Dividends. The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make any Dividend Payment at any time.

               8.12 Capital Expenditures. The Borrower will not permit the aggregate amount of Capital Expenditures by the Borrower and its consolidated Subsidiaries to exceed $10,000,000 in any fiscal year.

               Section 9. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                (a) The Borrower shall: (i) default in the payment of any principal of any Loan when due (whether at stated maturity or at mandatory or optional prepayment); or (ii) default in the payment of any interest on any Loan or any commitment fee payable under Section 2.04 hereof and such default shall continue unremedied for three or more Business Days or (iii) default in the payment of any other amount payable by it hereunder when due and such default shall have continued unremedied for fifteen or more days; or

                (b) The Borrower or any of its Subsidiaries shall default in the payment when due (after the expiration of applicable grace periods) under the Tax Sharing Agreement or of any principal of or interest on any of its other Indebtedness aggregating in amount at least equal to 3% of the Net Worth as at the last day of the most recently completed fiscal quarter of the Borrower; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof; or

                (c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by the Borrower, or any certificate furnished to the pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                (d) The Borrower shall default in the performance of its obligations under Sections 8.01(f) and 8.04 through 8.12 hereof (inclusive); or the Borrower shall default in the performance of any of its other obligations in this Agreement or any other Loan Document and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Borrower by the Lender; or



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
                                      -34-



                (e) The Borrower or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                (f) The Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                (g) A proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or such Subsidiary or of all or any substantial part of its Property or
        (iii) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

                (h) A final judgment or judgments for the payment of money in excess of 3% of Net Worth as at the last day of the most recently completed fiscal quarter of the Borrower (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Borrower or the relevant Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                (i) An event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such then existing events or conditions, the Borrower or any ERISA Affiliate shall incur or, in the reasonable good faith opinion of the Lender, shall be reasonably likely to incur a liability (excluding PBGC premium payments and plan funding payments resulting from changes in legal requirements and increases in benefits) to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) in an amount at least equal to 3% of

                                Credit Agreement
        the Net Worth as at the last day of the most recently completed fiscal quarter of the Borrower; or

                (j) (A) A judgment creditor of the Borrower or any of its Subsidiaries shall obtain possession of any material portion of the collateral under the Security Agreement by any means, including, without limitation, levy, distraint, replevin or self-help; or (B) except for expiration in accordance with its terms, the Security Agreement shall cease for any reason to be in full force and effect, or the Borrower shall so claim in writing, or shall purport to disavow its obligations thereunder or shall declare that it does not have any further obligation thereunder or shall contest the validity or enforceability thereof or the Lender shall cease to have a valid and perfected first priority security interest in any material portion of the collateral therein, except as permitted under the terms of the Loan Documents;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to the Borrower (A) the Lender may, by notice to the Borrower, terminate the Commitment and it shall thereupon terminate, and (B) the Lender may, by notice to the Borrower declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the other Loan Documents (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9 with respect to the Borrower, the Commitment shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the other Loan Documents (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

               Section 10. Miscellaneous.

               10.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

               10.02 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy):



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
                                      -36-



                (a) if to the Borrower, to it at 6085 State Farm Drive, Rohnert Park, CA 94928, Attention of James Wandrey (Telephone No. 707-584-6351, Facsimile No. 707-584-6437); and

                (b) if to the Lender, to it at 1303 East Algonquin Road, Schaumburg, IL 60196, Attention of Michele Tracy (Telephone No. 847-538-5612, Facsimile No. 847-576-4768).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

               10.03 Expenses, Etc. The Borrower agrees to pay or reimburse the Lender for: (a) all reasonable out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable fees and expenses of Special Counsel) in connection with the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any other Loan Document (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 10.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other Loan Document or any other document referred to herein.

               The Borrower hereby agrees to indemnify the Lender and its directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

               10.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Lender.



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
                                      -37-



               10.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               10.06 Assignments.

               (a) Assignments by the Borrower. The Borrower may not assign any of its rights or obligations hereunder or under the other Loan Documents without the prior consent of the Lender.

               (b) Assignments by the Lender. The Lender may assign any of its Loans, its Note, and its Commitment (but only with the consent of the Borrower, which consent shall not be unreasonably withheld), including, without limitation, to the following types of institutions: (i) a bank incorporated or organized under, or a foreign bank licensed to conduct a banking business through an agency or branch located in, the United States of America pursuant to the laws of the United States of America or any state of the United States of America; (ii) an incorporated insurance company admitted to sell insurance in California; and (iii) a pension fund subject to ERISA, provided that the entities described in (ii) and (iii) are accredited investors as defined under Regulation D of the Securities Act of 1933, as amended; provided further that each such assignment by the Lender of its Loans, Note or Commitment shall be made in such manner so that the same portion of its Loans, Note and Commitment is assigned to the respective assignee.

               (c) Provision of Information to Assignees. The Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of the Lender from time to time to assignees (including prospective assignees).

               10.07 Survival. The obligations of the Borrower under Sections 5.01, 5.05 and 10.03 hereof shall survive the repayment of the Loans and the termination of the Commitment. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

               10.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

               10.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

               10.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each of the Lender and the Borrower hereby submits to the nonexclusive jurisdiction of the

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
                                      -38-



United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Lender and the Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

               10.11 Waiver of Jury Trial. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               10.12 Agreements Superseded. This Agreement and the other Loan Documents supersede all prior agreements and understandings, written or oral, between the parties with respect to the subject matter of this Agreement and the other Loan Documents.

               10.13 Severability. Any provision of this Agreement or the Notes that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the Notes, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


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
                                      -39-



               IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered as of the day and year first above written.



                        BORROWER


                        NEXT LEVEL COMMUNICATIONS, INC.


                        By: /s/ Keith A. Zar
                        Title: Senior Vice President, General Counsel, Chief Administrative Officer and Secretary


                        LENDER


                        MOTOROLA, INC.


                        By: /s/  Garth Milne
                        Title: Senior Vice President and Treasurer



                                Credit Agreement